                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of report: May 18, 1998


                          BRUNSWICK TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                      Maine
                 (State or Other Jurisdiction of Incorporation)


        0-22089                                           01-402052
(Commission File Number)                       (IRS Employer Identification No.)


 43 Bibber Parkway, Brunswick , Maine                       04011
(Address of Principal Executive Offices)                  (Zip Code)


                                 (207) 729-7792
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                                 AMENDMENT NO. 1

         The undersigned registrant (the "Company") hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K dated March 2, 1998 as set forth in the pages attached hereto.

         (List all such items, financial statements, exhibits or other portions amended)

         1. Item 7 - Amended to include the Financial Statements of Tech Textiles International Limited and the Company's pro forma financial information.

                                TABLE OF CONTENTS

                                   FORM 8-K/A

                                  May 18, 1998




                                      ITEM                                  PAGE


Item 7. Financial Statements and Exhibits                                    1

Signature                                                                    2

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

              a.  Financial statements of businesses acquired.

              Attached are the audited financial statements of Tech Textiles International Limited for the year ended December 31, 1997 and the year ended December 31, 1996.

              b. Pro forma financial information.

              Attached is the unaudited pro forma consolidated financial information for the Company for the fiscal year ended December 31, 1997.

              c.  Exhibits.

              The following exhibit was previously filed with the Form 8-K dated March 2, 1998:

              Exhibit No.                   Description
              -----------                   -----------

                  2 Agreement by and among Brunswick Technologies, Inc., Brunswick Technologies Europe Limited, T&N PLC and Tech Textiles International Limited, dated as of March 2, 1998.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BRUNSWICK TECHNOLOGIES, INC.


Date: May 18, 1998                  By: /s/ Alan Chesney
                                        ----------------------------------
                                        Alan Chesney, Treasurer

Tech Textiles International
Financial statements
for the year ended 31 December 1997 and the year ended 31
December 1996

TECH TEXTILES INTERNATIONAL


FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 1997 AND THE YEAR ENDED 31 DECEMBER 1996

CONTENTS

                                                                        PAGES

Responsibility for financial statements                                     1

Report of the auditors                                                  2 - 3

Profit and loss accounts                                                    4

Balance sheets                                                              5

Cash flow statements                                                        6

Notes to the financial statements                                      7 - 13

Differences between UK GAAP and US GAAP                                    14

Reconciliation of results and net assets
from UK GAAP to US GAAP                                                    14

Statement of cash flows in accordance with US GAAP                         15

TECH TEXTILES INTERNATIONAL                                                    1


RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Until 2 March 1998, Tech Textiles International was a division of T&N plc, a company incorporated in England and Wales. On that date, Tech Textiles International was acquired by Brunswick Technologies, Inc., a company incorporated in the United States of America, through its wholly owned subsidiary, Brunswick Technologies Europe Limited.

These financial statements have been prepared solely for the purposes of the directors of Brunswick Technologies, Inc. in connection with their acquisition of Tech Textiles International. To that end, the directors of Brunswick Technologies, Inc. have accepted responsibility for:

         -        preparing financial statements for Tech Textiles International

         -        maintaining adequate accounting records

         -        safeguarding the assets

         -        preventing and detecting fraud and other irregularities.

The directors of Brunswick Technologies, Inc. confirm that suitable accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, have been used in the preparation of the financial statements and that applicable accounting standards have been followed.

TECH TEXTILES INTERNATIONAL                                                    2


REPORT OF THE INDEPENDENT AUDITORS TO THE DIRECTORS OF BRUNSWICK TECHNOLOGIES, INC.


We have audited the financial statements set out on pages 4 to 13, which have been prepared in accordance with accounting principles generally accepted in the United Kingdom. These financial statements have been prepared solely for the purposes of the directors of Brunswick Technologies Inc. in connection with their acquisition of Tech Textiles International. They have not been prepared under section 226 of the Companies Act 1985.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 1, the directors of Brunswick Technologies, Inc. have taken responsibility for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion.

BASIS OF OPINION

We conducted our audit in accordance with UK Auditing Standards issued by the Auditing Practices Board, which are substantially the same as those issued in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the division's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion, the financial statements present fairly, in all material respects, the financial position of Tech Textiles International at 31 December 1997 and 31 December 1996 and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United Kingdom.

TECH TEXTILES INTERNATIONAL                                                    3


The accounting principles applied vary in certain respects from accounting principles generally accepted in the United States. In our opinion, application of accounting principles generally accepted in the United States would have affected the determination of the amounts shown as net income for the year ended 31 December 1997 and the year ended 31 December 1996 and the amount of the assets at 31 December 1997 and 31 December 1996 to the extent summarised in notes 21 and 22.






COOPERS & LYBRAND

CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS
SOUTHAMPTON, UNITED KINGDOM

May 1998

TECH TEXTILES INTERNATIONAL                                                    4


PROFIT AND LOSS ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 1997 AND THE YEAR ENDED 31 DECEMBER 1996


                                                   NOTES       1997             1997                    1996
                                                             US $'000    UK POUND STERLING'000   UK POUND STERLING'000
TURNOVER                                             2        6,315             3,827                  3,691
Cost of sales                                                 4,305             2,609                  2,830
                                                              -----             -----                  -----

Gross profit                                                  2,010             1,218                    861
Net operating expenses                               3          895               542                    613
                                                              -----             -----                  -----

OPERATING PROFIT                                     4        1,115               676                    248
Interest payable                                     5          490               297                    306
                                                              -----             -----                  -----

PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE
TAXATION                                                        625               379                    (58)
Taxation on profit on ordinary activities            6           --                --                     --
                                                              -----             -----                  -----

RETAINED PROFIT/(LOSS) FOR THE YEAR                 14          625               379                    (58)
                                                              =====             =====                  =====

There are no recognized gains and losses other than those included in the profits above and therefore no separate statement of total recognized gains and losses has been prepared.

There is no difference between the profits on ordinary activities before taxation and the retained profit for the periods stated above and their historical cost equivalents.

All amounts above relate to continuing operations.

Notes to the financial statements are on pages 7 to 13.

TECH TEXTILES INTERNATIONAL                                                    5


BALANCE SHEETS AT 31 DECEMBER 1997
AND 31 DECEMBER 1996

                                           NOTES       1997              1997                     1996
                                                     US $'000    UK POUND STERLING'000    UK POUND STERLING'000
FIXED ASSETS
Tangible assets                             10        1,799             1,090                    1,169

CURRENT ASSETS
Stocks                                      11          563               341                      356
Debtors                                     12        1,658             1,005                    1,090
Cash at bank and in hand                                863               523                      410
                                                     ------            ------                   ------

                                                      3,084             1,869                    1,856
CREDITORS:  amounts falling due within
one year                                    13       (4,323)           (2,620)                  (3,065)
                                                     ------            ------                   ------

Net current liabilities                              (1,239)             (751)                  (1,209)
                                                     ------            ------                   ------

NET ASSETS/(LIABILITIES)                                560               339                      (40)
                                                     ======            ======                   ======

REPRESENTED BY
Profit and loss account                     14          560               339                      (40)
                                                     ======            ======                   ======


DIRECTOR
BRUNSWICK TECHNOLOGIES, INC.


Notes to the financial statements are on pages 7 to 13.

TECH TEXTILES INTERNATIONAL                                                    6


CASH FLOW STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 1997 AND THE YEAR ENDED 31 DECEMBER 1996

                                                     1997             1997                      1996
                                                   US $'000    UK POUND STERLING'000    UK POUND STERLING'000
NET CASH INFLOW FROM OPERATING ACTIVITIES

(reconciliation to operating profit below)            782              474                      1,526
                                                     ----             ----                       ----

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid to T&N                                 (490)            (297)                      (306)
                                                     ----             ----                       ----

TAXATION
UK corporation tax paid                                 -                -                          -
                                                     ----             ----                       ----

CAPITAL EXPENDITURE
Purchase of tangible fixed assets                    (106)             (64)                      (252)
                                                     ----             ----                       ----

NET CASH INFLOW BEFORE FINANCING                      186              113                        968
FINANCING                                               -                -                          -
                                                     ----             ----                       ----

INCREASE IN NET CASH IN THE YEAR (NOTE 15)            186              113                        968
                                                     ====             ====                       ====

RECONCILIATION OF OPERATING PROFIT TO NET CASH
INFLOW FROM OPERATING ACTIVITIES

                                                            1997             1997                     1996
                                                          US $'000    UK POUND STERLING'000    UK POUND STERLING'000
CONTINUING OPERATING ACTIVITIES
Operating profit                                           1,115              676                      248
Depreciation on tangible fixed assets                        236              143                      120
Decrease in stocks                                            25               15                      185
Decrease/(increase) in debtors                               140               85                     (291)
(Decrease)/increase in creditors                            (734)            (445)                   1,264
                                                            ----             ----                    -----

Net cash inflow from continuing operating activities         782              474                    1,526
                                                            ====             ====                    =====

TECH TEXTILES INTERNATIONAL                                                    7


NOTES TO THE FINANCIAL STATEMENTS FOR THE
YEAR ENDED 31 DECEMBER 1997 AND THE YEAR
ENDED 31 DECEMBER 1996

1        PRINCIPAL ACCOUNTING POLICIES

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important accounting policies, which have been applied consistently, is set out below.


(a)      BASIS OF PREPARATION

         These financial statements are not prepared under section 226 of the Companies Act 1985.

         The financial statements have been prepared in accordance with the historical cost convention solely for the purposes of the directors of Brunswick Technologies, Inc. in connection with their acquisition of Tech Textiles International.

(b)      BASIS OF TRANSLATION INTO US DOLLARS

         The profit and loss account and cash flow statement for the year ended 31 December 1997 and the balance sheet at that date have been translated into US dollars on a convenience basis using the exchange rate in force on 31 December 1997 of pound sterling 1 = $1.65. This rate is not significantly different from the rate at 30 April 1998.

         US dollar-equivalent amounts are presented for reference only, and should not be regarded as US dollar financial statements.

(c)      CASH FLOW STATEMENT

         A cash flow statement has been prepared in accordance with UK accounting standards and is set out on page 6.

(d)      TURNOVER

         Turnover represents sales to third parties excluding value added tax.

TECH TEXTILES INTERNATIONAL                                                    8


1        PRINCIPAL ACCOUNTING POLICIES

(e)      DEPRECIATION

         Depreciation is calculated to write off the cost of fixed assets over their expected useful lives on a straight line basis. The principal annual rates used for this purpose, which have been applied consistently, are as follows:

         Plant and machinery                         -    7% to 10%
         Office equipment                            -    25% to 33%

(f)      STOCK AND WORK IN PROGRESS

         Stock and work in progress is valued at the lower of cost and net realizable value. Cost is determined on a first in first out basis and comprises direct material cost, direct labor cost and attributable production overheads.

(g)      RESEARCH AND DEVELOPMENT

         Research and development expenditure is written off as incurred.

(h)      FOREIGN CURRENCIES

         Assets and liabilities are translated to sterling at the rates of exchange ruling at the balance sheet date. Transactions are translated at the rate ruling at the date of the transaction. Differences arising from trading transactions are included in operating profit.

(i)      PENSION COSTS

         Pension costs are accounted for on the basis of charging the cost of providing pensions over the period during which the company benefits from employees' services.

(j)      OPERATING LEASES

         Costs in respect of operating leases are charged in arriving at the operating result.

TECH TEXTILES INTERNATIONAL                                                    9


2        TURNOVER

The geographical analysis of turnover, which represents sales of non-crimp reinforcing fabrics for composite materials, was:

                                                1997                 1996
                                         POUND STERLING'000   POUND STERLING'000
United Kingdom                                 1,909                1,439
Europe                                         1,650                2,023
Rest of the world                                268                  229
                                               -----                -----
                                               3,827                3,691
                                               =====                =====


3        NET OPERATING EXPENSES

                                                1997                1996
                                         POUND STERLING'000   POUND STERLING'000
Selling and distribution costs                   370                 360
Administrative expenses                          172                 253
                                               -----                -----
                                                 542                 613
                                               =====                =====

4        OPERATING PROFIT

                                                        1997                 1996
                                                 POUND STERLING'000   POUND STERLING'000
OPERATING PROFIT IS STATED AFTER CHARGING:
Depreciation of tangible fixed assets                    143                  120
Operating lease rentals:
              -  Hire of plant and machinery               1                    1
              -  Other                                   108                  104
T&N plc group management charge                           --                   69
                                                       =====                =====

5        INTEREST PAYABLE

                                                              1997                 1996
                                                       POUND STERLING'000   POUND STERLING'000
Amounts payable to undertakings in the T&N plc group           297                  306

6        TAXATION ON PROFIT ON ORDINARY ACTIVITIES

Tech Textiles International is a division of T&N plc and is not separately subject to UK corporation tax.

TECH TEXTILES INTERNATIONAL                                                   10


7        DIRECTORS' EMOLUMENTS

The division is not separately established as a limited company and therefore has no directors.

8        EMPLOYEE INFORMATION

The average number of persons employed during the period was:

                                                         1997             1996
                                                        NUMBER           NUMBER
Production                                                  19               18
Selling                                                      4                4
Administration                                               2                2
                                                        ------           ------
                                                            25               24
                                                        ======           ======

Employment costs:

                                                        1997                1996
                                                 POUND STERLING'000   POUND STERLING'000
Aggregate gross wages and salaries                       513                 478
Social security costs                                     55                  50
Pension costs (note 9)                                    29                  29
                                                      ------              ------
                                                         597                 557
                                                      ======              ======


9        PENSION COSTS

Eight of the division's employees belong to The T&N plc Group Pension Scheme, for which contributions are paid monthly. The Scheme is a defined benefit scheme in the United Kingdom, the assets of which are held in a separate trust-administered fund.

The pension cost is assessed in accordance with the advice of independent qualified actuaries in order to secure final salary-related benefits. According to the latest available published financial statements of T&N plc for the year ended 31 December 1996, the most recent actuarial valuation, using the projected unit method, was carried out on 31 March 1993. The market value of the assets of the Scheme at that date was pound sterling 747 million and the actuarial value of these assets represented 129% of the benefits which had accrued to members after allowing for increases in earnings and Scheme improvements.

The assumptions which have the most significant effect on the results of this valuation are those relating to the differentials between the rates of return on investments and the rates of increase in salaries and pensions. It was assumed that the investment return would be 2% per annum higher than the rate of annual salary increases, and 5% per annum higher than the rate at which present and future pensions would increase.

TECH TEXTILES INTERNATIONAL                                                   11


The surplus in the United Kingdom scheme is being amortised over thirteen years, the average remaining service lives of employees.

Pension costs for the year ended 31 December 1997 amounted to pound sterling 29,000 (1996: pound sterling 29,000)

10       TANGIBLE FIXED ASSETS

                                                           PLANT &               OFFICE
                                                          MACHINERY             EQUIPMENT              TOTAL
                                                      POUND STERLING'000    POUND STERLING'000    POUND STERLING'000
COST
At 1 January 1996                                          1,201                    34                1,235
Additions                                                    245                     7                  252
                                                           -----                 -----                -----

At 31 December 1996                                        1,446                    41                1,487
Additions                                                     42                    22                   64
                                                           -----                 -----                -----

At 31 December 1997                                        1,488                    63                1,551
                                                           =====                 =====                =====

DEPRECIATION
At 1 January 1996                                            173                    25                  198
Charge for the year                                          111                     9                  120
                                                           -----                 -----                -----

At 31 December 1996                                          284                    34                  318
Charge for the year                                          133                    10                  143
                                                           -----                 -----                -----

AT 31 DECEMBER 1997                                          417                    44                  461
                                                           =====                 =====                =====

NET BOOK VALUE
AT 31 DECEMBER 1997                                        1,071                    19                1,090
                                                           =====                 =====                =====

At 31 December 1996                                        1,162                     7                1,169
                                                           =====                 =====                =====

At 31 December 1995                                        1,028                     9                1,037
                                                           =====                 =====                =====

11       STOCKS

                                                1997                 1996
                                         POUND STERLING'000   POUND STERLING'000
Raw materials                                    171                 218
Finished goods                                   170                 138
                                               -----               -----
                                                 341                 356
                                               =====               =====

TECH TEXTILES INTERNATIONAL                                                   12


12       DEBTORS

                                                                            1997                1996
                                                                     POUND STERLING'000   POUND STERLING'000
AMOUNTS FALLING DUE WITHIN ONE YEAR:
Trade debtors                                                                 961                 992
Prepayments and accrued income                                                 44                  98
                                                                            -----               -----
                                                                            1,005               1,090
                                                                            =====               =====

13       CREDITORS:  AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                            1997                1996
                                                                     POUND STERLING'000   POUND STERLING'000
Trade creditors                                                               719                760
Amounts owed to undertakings in the T&N plc Group                           1,834              2,222
Other taxation and social security                                             16                 29
Other creditors and accruals                                                   51                 54
                                                                            -----              -----
                                                                            2,620              3,065
                                                                            =====              =====

14       PROFIT AND LOSS ACCOUNT

                                                                            1997                1996
                                                                     POUND STERLING'000   POUND STERLING'000
At 1 January                                                                 (40)                18
Retained profit/(loss) for the year                                          379                (58)
                                                                           -----              -----
At 31 December                                                               339                (40)
                                                                           =====              =====

15       ANALYSIS OF NET CASH

                               1 JANUARY                              31 DECEMBER                             31 DECEMBER
                                  1996             CASH FLOWS            1996             CASH FLOWS              1997
                           POUND STERLING'000  POUND STERLING'000  POUND STERLING'000  POUND STERLING'000  POUND STERLING'000
NET CASH
Cash at bank and in hand            --                410                 410                 113                  523
Bank overdraft                    (558)               558                  --                  --                   --
                                 -----              -----               -----               -----                -----
                                  (558)               968                 410                 113                  523
                                 =====              =====               =====               =====                =====

TECH TEXTILES INTERNATIONAL                                                   13


16       CONTINGENT LIABILITIES

There were no contingent liabilities at either 31 December 1997 or 31 December 1996.


17       CAPITAL COMMITMENTS

There were no capital commitments at either 31 December 1997 or 31 December
1996.


18       FINANCIAL COMMITMENTS

Annual commitments under non-cancellable operating leases in respect of land and buildings were as follows:

                                                         1997                  1996
                                                  POUND STERLING'000    POUND STERLING'000
Expiring between two and five years inclusive              81                    81
                                                         ====                  ====

19       CONTROLLING PARTY AND RELATED PARTY TRANSACTIONS

At 31 December 1996 and 31 December 1997, the ultimate controlling party of the division was T&N plc, a company incorporated and registered in England and Wales. Interest and management charges levied on the division by T&N plc amounted to pound sterling 375,000 in the year ended 31 December 1996 and pound sterling 297,000 in the year ended 31 December 1997.


20       POST BALANCE SHEET EVENT

On 2 March 1998, T&N plc sold the assets and liabilities of Tech Textiles International to Brunswick Technologies Europe Limited, a 100% subsidiary of Brunswick Technologies, Inc., which is incorporated in England and Wales. Intellectual property and technical know-how was sold to Brunswick Technologies Inc.

TECH TEXTILES INTERNATIONAL                                                   14


21       DIFFERENCES BETWEEN UK GAAP AND US GAAP

The accounting policies and accounting standards under which the financial statements of the company are prepared are in accordance with UK GAAP. The major differences between UK GAAP and US GAAP, as they affect the financial statements of Tech Textiles International, are set out below:

         INTANGIBLE FIXED ASSETS

         Under UK GAAP, intangible fixed assets such as patents and trademarks may be expensed in the year in which they are acquired. Under US GAAP, intangible fixed assets must be capitalised and amortised over a period up to a maximum of 40 years. Since the patents and trademarks expensed by Tech Textiles International have an average useful economic life of twenty years, that has been used as the period over which amortisation is charged in the reconciliations in note 22.

         CASH FLOW

         Under US GAAP, bank overdrafts are not considered to be part of net cash equivalents and so changes in bank overdrafts (net) are included in cash flows financing activities. Under UK GAAP, bank overdrafts form part of net cash.

22       RECONCILIATION OF RESULTS AND NET ASSETS FROM UK GAAP TO US GAAP

                                                                                 1997                 1996
                                                                           POUND STERLING'000   POUND STERLING'000
Retained profit/(loss) in accordance with UK GAAP                                  379                 (58)
Intangible fixed assets written off during the year                                 19                  32
Amortisation of intangible fixed assets written off since acquisition by
T&N plc                                                                             (5)                 (4)
                                                                                 -----               -----
Net income/(loss), in accordance with US GAAP                                      393                 (30)
                                                                                 =====               =====

                                                                                  1997                1996
                                                                           POUND STERLING'000   POUND STERLING'000
Net assets/(liabilities) in accordance with UK GAAP                                339                 (40)
Cost of intangible fixed assets written off since acquisition by T&N plc           107                  88
Accumulated amortisation relating to those assets                                  (14)                 (9)
                                                                                 -----               -----
Net assets/(liabilities) in accordance with US GAAP                                432                 (39)
                                                                                 =====               =====

TECH TEXTILES INTERNATIONAL                                                   15


STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 31 DECEMBER 1997 AND THE YEAR ENDED 31 DECEMBER 1996

The cash flow statement presented below is prepared in accordance with US GAAP.

                                                                       1997             1997                   1996
                                                                     US $'000   UK POUND STERLING'000   UK POUND STERLING'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)                                                       648              393                   (30)
Adjustments to reconcile net income to net cash provided by
operating activities:
  Depreciation                                                          236              143                   120
  Write-back of intangible fixed assets
  previously written-off                                                (31)             (19)                  (32)
  Amortisation of intangible fixed assets                                 8                5                     4
Changes in assets and liabilities:
         Decrease/(increase) in accounts receivable, net                 51               31                  (265)
         Decrease in inventories                                         25               15                   185
         Decrease/(increase) in other current assets                     89               54                   (26)
         (Decrease) in accounts payable, trade                          (68)             (41)                 (433)
         (Decrease) in accrued liabilities                              (26)             (16)                  (48)
         (Decrease)/increase in accounts payable, T&N plc
         Group                                                         (640)            (388)                1,745
                                                                      -----            -----                 -----

         Net cash provided by operating activities                      292              177                 1,220
                                                                      -----            -----                 -----

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment                             (106)             (64)                 (252)
                                                                      -----            -----                 -----

         Net cash used by investing activities                         (106)             (64)                 (252)
                                                                      -----            -----                 -----

Cash flows from fund activities:
Net decrease in short term debt - bank overdrafts                        --               --                  (558)
                                                                      -----            -----                 -----

         Net cash used in financing activities                           --               --                  (558)
                                                                      -----            -----                 -----

Net increase in cash and cash equivalents                               186              113                   410
Cash and cash equivalents at the beginning of year                      677              410                    --
                                                                      -----            -----                 -----

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                        863              523                   410
                                                                      =====            =====                 =====

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         On March 2, 1998, the Company acquired the technical know-how and intellectual property of Tech Textiles International Limited ("TTI"), and through the Company's wholly owned subsidiary, Brunswick Technologies Europe Limited ("BTE"), acquired substantially all of the remainder of the assets of TTI (transactions taken together hereafter referred to as the "Acquisition"). The purchase price was GBP 3,600,000 (approximately US $5,993,000 in cash) subject to adjustments for working capital as provided by the Agreement.

         The Unaudited Pro Forma Consolidated Financial Statements give effect to the Acquisition under the purchase method of accounting using the assumptions and adjustments described in the notes to the Unaudited Pro Forma Consolidated Financial Statements. The Unaudited Pro Forma consolidated Statement of Earnings for the year ended December 31, 1997 have been prepared to give effect to the Acquisition as if the acquisition occurred on January 1, 1997. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997 has been prepared to give effect to the Acquisition as if it occurred on such date.

         The Unaudited Pro Forma Consolidated Financial Statements are not necessarily indicative of the results that would have been obtained had the Acquisition of TTI been completed as of the dates presented or for any future period. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto included in the Company's Form 10-K dated December 31, 1997.

                          Brunswick Technologies, Inc.
             Unaudited Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1997
                      (in thousands, except per share data)



                                                 Historical   Historical    Pro Forma                           Pro Forma
                                                    BTI          TTI       Adjustments        Adjustments      Consolidated
                                                  -----------------------------------------------------------------------
Net sales                                         $ 30,509     $  6,315                                          $ 36,824

Cost of goods sold                                  22,807        4,305                                            27,112
                                                  -----------------------------------                            --------

   Gross profit                                      7,702        2,010                                             9,712

Selling, general and administrative expenses         5,244          895      $    441           (a),(c)             6,580
Research and development expenses                      677            0                                               677
                                                  -----------------------------------                            --------

   Operating income                                  1,781        1,115          (441)                              2,455

Interest income                                        319                       (271)             (b)                 48
Interest expense                                      (328)        (490)          490              (c)               (328)
Miscellaneous, net                                     210                                                            210
                                                  -----------------------------------                            --------

   Income before income tax                          1,982          625          (222)                              2,385
                                                  -----------------------------------                            --------

Provision for income taxes                             707                        116              (d)                823
                                                  -----------------------------------                            --------

   Net income                                        1,275          625          (338)                              1,562

Preferred stock dividends                              (56)                                                           (56)
                                                  -----------------------------------                            ---------

   Net income applicable to common
   stockholders                                   $  1,219     $    625      $   (338)                           $  1,506
                                                  ===================================                            ========

Basic:
   Earnings per share                             $   0.29                                                       $   0.36
   Weighted common shares outstanding                4,216                                                          4,216
   (in thousands)

Diluted:
   Earnings per share                             $   0.26                                                       $   0.32
   Weighted average common shares outstanding        4,936                                                          4,936
   (in thousands)

                          Brunswick Technologies, Inc.
             Unaudited Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1997
                      (in thousands, except per share data)



                                                Historical    Historical    Pro Forma                         Pro Forma
                                                    BTI           TTI      Adjustments         Adjustments   Consolidated
                                                -------------------------------------------------------------------------
               ASSETS

CURRENT ASSETS:
   Cash                                         $    353      $    863      $    (863)             (e)          $    353
   Marketable securities available for sale        6,607                       (5,993)             (e)               614
   Accounts receivable                             2,978         1,658            228                              4,864
   Inventories                                     3,308           563                                             3,871
   Deferred income taxes                             180                                                             180
   Other current assets                              354             0                                               354
                                                -------------------------------------                           --------
     Total current assets                         13,780         3,084         (6,628)                            10,236

Property, plant & equipment, net                   6,274         1,799              5              (e)             8,078

Goodwill                                           5,039                          820              (e)             5,859
Other assets                                         123                        2,236              (e)             2,359
                                                -------------------------------------                           --------
    TOTAL ASSETS                                $ 25,216      $  4,883      $  (3,567)                          $ 26,532
                                                =====================================                           ========

   LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt            $    100                                                        $    100
   Account payable stockholder                        84                                                              84
   Accounts payable                                  538      $  4,213      $  (3,157)             (e)             1,594
   Accrued expenses                                  514           110            150              (e)               774
   Income taxes payable                              130                                                             130
                                                -------------------------------------                           --------
     Total current liabilities                     1,366         4,323         (3,007)                             2,682

Long-term debt                                       253                                                             253
Deferred income taxes                                370                                                             370

SHAREHOLDERS' EQUITY:
   Common stock                                        1                                                               1
   Additional paid in capital                     24,715                                                          24,715
   Treasury stock                                     (5)                                                             (5)
   Accumulated deficit                            (1,484)          560           (560)             (e)            (1,484)
                                                -------------------------------------                           --------
     Total shareholders' equity                   23,227           560           (560)                            23,227
    TOTAL LIABILITIES AND SHAREHOLDERS'
        EQUITY                                  $ 25,216      $  4,883      $  (3,567)                          $(26,532)
                                                =====================================                           ========

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)


(a) To record the incremental amortization on the purchased technology of $149 and goodwill of $42, which are being amortized over 15 and 20 years respectively.

(b) To record the reduction in interest income earned as a result of using marketable securities to complete the acquisition.

(c) To eliminate interest and management fees to T&N, plc of $490, and to record general and administrative expenses to be incurred by TTI on a going forward basis of $250.

(d) To record tax on the income of TTI not reflected in the historical results of $194 and to record the income tax expense or benefit associated with adjustments (a) through (c).

(e) To adjust the assets and liabilities to allocate the purchase cost of the acquisition:

         * To adjust working capital to the agreed amount to be acquired of GBP
800. (approximately US $1,300)

         * To adjust assets and liabilities for amounts excluded from the transactions, primarily cash and amounts due to T&N, plc.

         * To adjust property, plant and equipment to estimated fair market value and eliminate prior accumulated depreciation.

         * To adjust inventory and accounts receivable to net realizable value.

         * To record goodwill of $820 for the excess of the purchase price of $5,993 and acquisition cost of $150 over the estimated fair market value of the assets acquired of $5,323.

         * To eliminate prior TTI equity.